                                                                 EXHIBIT 5.1

                               SHUTTS & BOWEN LLP
                            201 SOUTH BISCAYNE BLVD.
                                1500 MIAMI CENTER
                              MIAMI, FLORIDA 33131

                                  July 18, 2002

NeoGenomics, Inc.
1726 Medical Boulevard, Suite 201
Naples, Florida 34108

        Re: Registration Statement of Form S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 18, 2002 (the
"Registration Statement") in connection with the registration under the
Securities Act of 1933, as amended, of an aggregate of 24,449,200 shares of your common stock, par value $.01 per share (the "Shares"), pursuant to certain employment agreements and consulting agreements with certain of your employees and consultants (the "Agreements").

        In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the
"Documents"): (i) the Company's articles of incorporation and bylaws; (ii)
resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

        Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Shares to be issued by the Company have been duly and validly authorized, and when issued in the manner

                                       1

NeoGenomics, Inc.
July 18, 2002

contemplated by the Agreements, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name wherever it may appear in the Registration Statement.

                                                     Sincerely,
                                                     /s/ Shutts & Bowen LLP
                                                     SHUTTS & BOWEN LLP